                                                                     EXHIBIT 3.1

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT


        Pursuant to Section 3-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.      The name of the corporation is The Seibels Bruce Group, Inc.

2. On July 31, 1998, the corporation adopted the following Amendment(s) of its Articles of Incorporation (Type or attach the complete text of each Amendment):

        The Articles of Incorporation of The Seibels Bruce Group, Inc., shall be amended so as to increase the authorized number of shares of common stock, par value $1.00 per share, from 12,500,000 shares to 17,500,000 shares.

3. The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows (If not applicable, insert "Not applicable" or "NA"):

               Not applicable

4.      Complete either a or b, whichever is applicable.
        a. [X] Amendment(s) adopted by shareholder action.
           At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

                                                                         Number of Undisputed(1)
                   Number of       Number of Votes    Number of Votes        Shares Voted
  Voting Group    Outstanding    Entitled to be Cast   Represented at       For        Against
                    Shares                              the Meeting
----------------- ------------- -------------------- ------------------ ------------- ----------
  Common Stock     7,765,215         7,765,215           6,328,022       6,145,857     143,207

        b. [ ] Amendment(s) adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d). 33-10-102 and 33-10-105 of the 1976 South Carolina Code, as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b)):
                                           -------------------------------------


Date:  October 7, 1998                     The Seibels Bruce Group, Inc.
       ---------------                     -------------------------------------
                                                    (Name of Corporation)

                                      By:  /s/ Matt P. McClure
                                           -------------------------------------
                                                        (Signature)

                                           Matt P. McClure, Corporate Secretary
                                           -------------------------------------
                                               (Type or Print Name and Office)







-----------------------

(1) Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of cast votes for the amendment by each voting group was sufficient for approval by that voting group.